Exhibit 99.1

 InterDigital to Oppose Nokia's Attempt to Vacate Binding Arbitration Final Award; Nokia Fails to Make Payment Required by ICC Final Award

    KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--Aug. 3, 2005--InterDigital Communications Corporation (Nasdaq:IDCC), a leading designer, developer and provider of wireless technology and product platforms, announced today that it will oppose Nokia's recent motion to vacate or modify the binding Final Award rendered by the International Court of Arbitration of the International Chamber of Commerce (ICC) in June 2005. Following two and one-half years of discussions, discovery, testimony, and deliberations in this matter, Nokia has alleged, among other claims, that the majority of the arbitration panel reached a "totally irrational result." Additionally, Nokia has continued its litigious approach toward resolving business issues with InterDigital by filing a new patent action in the United Kingdom last week. From the time Nokia was notified of its royalty obligations under its patent license agreement with the company, Nokia has filed eight separate legal actions involving InterDigital.
    "In 1999, InterDigital entered into the original agreement with Nokia in good faith," commented William J. Merritt, President and Chief Executive Officer of InterDigital. "Over the course of the past several years, InterDigital has systematically honored the agreement and when this dispute arose, we pursued resolution in a controlled manner with the sole objective of finding a sensible business outcome. Nokia has taken a different approach and has not complied with the terms of the Final Award, including missing the deadline set forth in the Final Award for payment of royalties for past sales. We are very confident that Nokia will fail in its efforts to have the Final Award vacated or modified and will pay the amounts due, either of their own accord or by court order."
    Mr. Merritt, further noted, "Nokia's public statements about the arbitration and the Final Award are misleading. The arbitration process was measured and rigorous, affording both parties ample opportunity to present their respective positions. The majority, comprised of seasoned commercial litigators/arbitrators, wrote a comprehensive and well-reasoned decision addressing the relevant issues. The dissenting opinion, authored by the arbitrator selected by Nokia, has no legal effect on the enforceability of the Final Award."
    "Based on these facts, and the very limited basis available under the law for a court to vacate or modify a binding arbitration decision, InterDigital believes that any challenges to the Final Award are frivolous," added Mr. Merritt. "Moreover, the purpose of parties selecting binding arbitration is to achieve finality in business disputes, and to do so in an expedited manner. Consistent with that purpose, any court proceeding to challenge a binding arbitration award is normally undertaken on a summary basis (i.e., no new trial is held), making the review process more streamlined and expedited than traditional U. S. District Court litigation."
    In July 2003, Nokia filed a request with the ICC for binding arbitration regarding Nokia's royalty payment obligations for its worldwide sales of 2G and 2.5G products under the existing patent license agreement with InterDigital. On July 1, 2005, InterDigital announced the material findings made by the Arbitral Tribunal operating under the auspices of the ICC. In sum, two of the three arbitrators favored all but one of InterDigital's positions on the interpretation of the rate-setting provisions in the patent license agreement between Nokia and InterDigital. Under the binding Final Award, the Tribunal has established royalty rates which are applicable to Nokia's sales of covered products for the period beginning January 1, 2002 through December 31, 2006, and also established dates for payment of royalties on past sales.
    On July 1, 2005, InterDigital initiated an enforcement action in the U. S. District Court for the Southern District of New York in order to convert the Final Award into a court judgment which would allow InterDigital, if necessary, to compel collection of the royalties due to InterDigital from Nokia under the Final Award. Collection ultimately could be compelled through a number of different judicial processes.
    In a separate action on July 29, 2005, Nokia filed a claim in the United Kingdom High Court of Justice, Chancery Division, Patents Court against InterDigital Technology Corporation (ITC), a wholly-owned subsidiary of InterDigital Communications Corporation. Nokia's claim seeks a Declaration that the importation, manufacture and sale of mobile phones and/or infrastructure equipment compliant with the 3GPP Standard TS 41.101 Release 5 without license from ITC does not require infringement of any of thirty-one of ITC's UMTS European Patents registered in the UK, such that none of the patents are essential IPR for that standard. InterDigital believes the filing is without merit and intends to vigorously defend its position.

    Note to editors:

    In February 1999, Nokia entered into agreements with InterDigital which covered both technology development and a patent license agreement. As part of the patent license agreement, Nokia paid $31.5 million up front to InterDigital to cover product sales through the end of 2001. Royalties owed after 2001 could be defined through direct negotiation, or by a patent license agreement with a designated major competitor, typically referred to as a Most Favored Licensee clause, a customary licensing term in the industry. Patent licensing agreements signed in March 2003 between InterDigital and Ericsson and Sony Ericsson established the framework for Nokia's royalty obligations for 2G and 2.5G handset and infrastructure sales. After these patent licensing agreements were signed, InterDigital notified Nokia of its royalty payment obligations. Nokia disagreed with InterDigital's interpretation of the impact of these patent licensing agreements and requested binding arbitration in July 2003 to resolve the dispute.

    About InterDigital

    InterDigital designs, develops and provides advanced wireless technologies and products that drive voice and data communications. The company offers technology and product solutions for wireless applications that deliver time-to-market, performance and cost benefits, as well as product differentiation advantages to its commercial and government/military customers. InterDigital has a strong portfolio of patented technologies covering 2G, 2.5G, 3G and 802 standards, which it licenses worldwide. For more information, please visit InterDigital's web site: www.interdigital.com. InterDigital is a registered trademark of InterDigital Communications Corporation.

    This press release contains forward-looking statements regarding our current beliefs and expectations as to our plans to oppose Nokia's attempt to vacate or modify the Final Award, the likelihood of success and character of Nokia's challenges to the award and Nokia's payment of the amount due, and our plans to vigorously defend our position in the UK Patents Court. Words such as "intends", "could", "should" or similar expressions are intended to identify such forward-looking statements.
    Forward-looking statements are subject to risks and uncertainties, and actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, without limitation, a decision by the U.S. District Court to grant Nokia's motion, in whole or in part, or an agreement by the parties to resolve issues upon terms other than those set forth in the award, unanticipated costs of defense, a decision by the UK patents court to grant the requested declaration in whole or in part. InterDigital undertakes no duty to update any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: InterDigital Communications Corporation
             Media Contact:
             Dawn Goldstein, 610-878-7800
             dawn.goldstein@interdigital.com
                 or
             Investor Contact:
             Janet Point, 610-878-7800
             janet.point@interdigital.com